UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): July 22, 2026

National Health Investors, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive,
Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2026, the Board of Directors of National Health Investors, Inc. (the “Company”) appointed Christian Maingot, 56, as Chief Operations Officer of the Company, effective July 27, 2026.

Mr. Maingot has over 20 years of senior housing experience. From May 2022 to April 2026, Mr. Maingot served as Chief Executive Officer of Longview Senior Housing, a Blackstone Inc. (NYSE: BX) portfolio company, where he led the strategic management of a senior housing portfolio with operations in the United States and Canada. He was responsible for operational performance, portfolio strategy, capital deployment, operator relationships and asset repositioning initiatives. Previously, Mr. Maingot spent more than a decade at Brookdale Senior Living (NYSE: BKD) (“Brookdale”), most recently as Senior Vice President of Corporate Development and Strategic Initiatives. At Brookdale, he helped shape the company’s long-term strategy, oversaw relationships with major REIT and operating partners, and led initiatives involving portfolio optimization, capital allocation, healthcare strategy, and corporate development. Prior to Brookdale, Mr. Maingot began his senior housing career with Horizon Bay Retirement Living, a national operator that owned, leased, and managed a portfolio of senior housing properties across the United States, where he held executive leadership positions prior to the company’s acquisition by Brookdale. Mr. Maingot currently serves on the Executive Board of the American Senior Housing Association (ASHA), is a member of Argentum's Capital Advisory Group, and was a founding member of the NIC Future Leaders Council. Mr. Maingot holds a Master of Business Administration from the University of Tampa and a Bachelor of Science in Finance from Florida State University.

Mr. Maingot will participate in the Company’s executive compensation program. He will receive an initial annual base salary of $415,000, and he will be eligible to receive a prorated 2026 annual performance-based cash incentive award with a maximum bonus potential of $360,937 and a prorated 2026 annual equity award with an aggregate target value of $375,833, which will be allocated equally between time‑based restricted stock and performance‑based restricted stock units.

There are no family relationships between Mr. Maingot and any director or executive officer, and there have been no transactions between Mr. Maingot or any of his immediate family members and the Company or any of its subsidiaries that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

A copy of the press release announcing Mr. Maingot’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by National Health Investors, Inc. on July 27, 2026.
104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/ Todd Siefert
Name:	Todd Siefert
Title:	Chief Financial Officer

Date: July 27, 2026